UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2012

Municipal Mortgage & Equity, LLC

 (Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Subordinated Debt Modification and Repurchase Agreements

As outlined in Note 1, “Description of the business and basis of presentation,” in the Company’s Form 10-Q for the quarterly period ending September 30, 2012 filed on November 14, 2012, the Company expected MMA Financial Holdings, Inc (MFH) and MuniMae TEI Holdings, LLC (TEI), both wholly owned subsidiaries of the Company to collectively purchase $22.8 million of previously issued subordinated debt for $6.8 million. The Company also expected to reduce, and extend, the interest pay rate on $157.4 million of MFH subordinated debt to 75 basis points through February, March or April 2015, depending on the tranche being modified. The Company finalized these expected transactions in a two-part closing, the first close occurring on November 21, 2012 and the second on November 26, 2012. The final agreements were consistent with the terms described in the Company’s Form 10-Q for the quarterly period ending September 30, 2012.

Employment Agreement for the Chief Executive Officer

On November 26, 2012, the registrant entered into an employment agreement with Michael L. Falcone, its chief executive officer and president. A brief description of the material terms and conditions of this agreement are set forth below under Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2012, the registrant, and Michael L. Falcone executed an employment agreement effective as of January 1, 2013 pursuant to which Mr. Falcone continues to be employed as Chief Executive Officer. The employment agreement has a three year term ending on December 31, 2015 and provides for base compensation for calendar year 2012 of $530,000 and for calendar year 2013 of $555,000, subject to annual increases thereafter at the discretion of the Compensation Committee of the Board of Directors (“Compensation Committee”).

The employment agreement contains the following terms and conditions that are consistent with Mr. Falcone’s prior employment agreement:

•	In addition to his base compensation, Mr. Falcone is eligible to receive incentive compensation payable in cash, shares, options or otherwise as is determined by the Compensation Committee and is based on individual and company performance.

•	The Company may terminate the agreement for cause, which includes Mr. Falcone’s gross negligence, intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. "Cause" also includes certain violations of the law and certain failures by Mr. Falcone to perform services reasonably requested of him. If we terminate the agreement for cause or Mr. Falcone terminates the agreement for other than good reason (as defined in the Agreement), he will receive his base salary up through the date of termination but no portion of any incentive compensation for the fiscal year.

•	Upon termination of the agreement (i) by the Company without cause, (ii) by Mr. Falcone for good reason or (iii) because of disability, Mr. Falcone is entitled to receive benefits through the date of termination, a cash severance up to $1,000,000 to be paid in four equal quarterly payments beginning on the first day of the first calendar month following the termination date, and any outstanding deferred cash and equity awards will become fully vested.

•	In the event there is a change of control event, as defined in the Municipal Mortgage &Equity 2010 Share Incentive Plan (which does not apply to a change of control approved by the Board of Directors of the Company as constituted immediately prior to the date such change of control occurs or is deemed to occur), any termination event within the first six (6) months following a change of control shall be deemed to be without cause unless the reason for termination is related to: 1) intentional misconduct; 2) receipt of money in connection with his employment in knowing violation of law; 3) breach of the noncompetition provisions of this agreement; or 4) unappealable conviction of a crime (other than traffic violations).

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•	Mr. Falcone may terminate the Agreement at any time after January 1, 2013, by providing thirty (30) days written notice. Mr. Falcone must prove “good reason” to invoke the voluntary termination clause. Upon such a termination, Mr. Falcone is entitled to receive base compensation and benefits through the date of termination. In addition, Mr. Falcone will become fully vested in any outstanding restricted or deferred share awards, share options or other type of award.

•	The agreement provides for a death benefit equal to $1,000,000 in the event of Mr. Falcone's death.

•	The agreement includes a covenant not to compete whereby Mr. Falcone has agreed not to compete with the company, not to divulge confidential company information, and not to solicit company employees or customers for a period of time following the end of his employment with the company. The term of the non-compete is the longer of (i) twelve months, or (ii) December 31, 2015.

•	The agreement requires us to indemnify Mr. Falcone from any and all liability for acts or omissions performed in the course of his employment.

The following terms and conditions are changed from the prior employment agreement:

Previously under the voluntary termination event, Mr. Falcone would have been entitled to receive $500,000 (“Early Termination Compensation”) and would not have been be entitled to any unvested outstanding restricted or deferred share awards, share options or other type of award. This agreement eliminates the Early Termination Compensation in its entirety.

On November 20, 2012, the registrant hired Jason Antonakas for the position of Chief Accounting Officer. Mr. Antonakas will oversee, manage and direct the accounting and financial reporting operations for the company and will report to the Chief Financial Officer. The Company has not entered into an employment agreement with Mr. Antonakas. He will receive a market salary and the Company’s usual and customary benefits and is eligible for a performance based bonus. Mr. Antonakas is a certified public accountant (Maryland) and was previously the Controller for Williams Scotsman, a subsidiary of Algeco Scotsman, for two and one-half years, after more than 11 years with KPMG, LLP, most recently as a senior manager in the Baltimore, Maryland office.

We anticipate Mr. Antonakas will start with the Company on December 17, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement between Michael L. Falcone and the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

November 27, 2012	By:	/s/ Michael L. Falcone
Name: Michael L. Falcone
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Michael L. Falcone and the Registrant

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